Exhibit 99.1

NXT-ID Inc. Files 2016 Annual Report on Form 10-K

MELBOURNE, Florida, April 17, 2017 – NXT-ID, Inc. (NASDAQ: NXTD) (“NXT-ID” or the “Company”), a security technology company, announces the filing of its 2016 Annual Report on Form 10-K on Thursday April 13, 2017 with the U.S. Securities and Exchange Commission.

The Annual Report on Form 10-K is available in the Investor Relations section of the Company’s website at www.nxt-id.com under “SEC Filings,” as well as on the SEC’s website at www.sec.gov.

2016 Year Highlights:

●	Acquisition of LogicMark LLC completed July 2016.
●	Revenue for 2016 was $7,736,320 compared to $616,854 for the previous year; a more than ten- fold increase.
●	Gross Profit for 2016 was $3,301,452 compared to a gross loss of $(1,039,039) in 2015.
●	Operating expenses were flat in 2016 compared to 2015 at approximately $10,000,000.
●	Operating Loss for 2016 was reduced to $(6,710,088) compared to $(10,924,297) in 2015.
●	Net cash used in operating activities in 2016 was substantially reduced at $(950,048) compared to $(8,620,672) for 2015.

Fourth Quarter Highlights:

●	Revenue for Q4 2016 was $4,562,169 compared to $83,325 for the same period in previous year.
●	Gross Profit for Q4 2016 was $2,014,103 compared to a gross loss of $(1,206,970) in Q4 2015.
●	Operating expenses were $2,616,975 in Q4 2016 compared to $2,359,930 in Q4 2015.
●	Operating Loss for Q4 2016 was reduced to $(602,872) compared to $(3,398,969) in Q4 2015.
●	For the first time in the Company’s history, net cash generated by operating activities in Q4 2016 was $2,066,041 compared to net cash used in operating activities of $(2,277,729) for Q4 2015; a positive swing of $4,343,770.

About NXT- ID Inc. - Mobile Security for a Mobile World

NXT-ID, Inc. (NXTD) is a security technology Company providing security for finance, assets, and healthcare. The Company’s innovative MobileBio® solution mitigates risks associated with mobile computing, m-commerce, and smart OS-enabled devices. With extensive experience in biometric identity verification, security and privacy, encryption and data protection, payments, miniaturization and sensor technologies, the Company partners with industry leading companies to provide solutions for modern payment and the Internet of Things (“IoT”) applications. The Company’s wholly owned subsidiary, LogicMark, LLC, manufactures and distributes non-monitored and monitored personal emergency response systems (“PERS”) sold through the United States Department of Veterans Affairs (“VA”), healthcare durable medical equipment dealers and distributors and monitored security dealers and distributors. http://www.nxt-id.com

Forward-Looking Statements for NXT-ID: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission.

NXT-ID Inc. Contact:

Corporate info: info@nxt-id.com

Media:

D. Van Zant

1-800-665-0411

press@nxt-id.com